UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: May 19, 2021
(Date of earliest event reported)

SUN COMMUNITIES INC.
(Exact name of registrant as specified in its charter)

Maryland				1-12616	38-2730780
(State of Incorporation)				Commission file number	(I.R.S. Employer Identification No.)

27777 Franklin Rd.	Suite 200,	Southfield,	Michigan		48034
(Address of Principal Executive Offices)					(Zip Code)
(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	SUI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

Sun Communities, Inc. (the "Company") held its Annual Meeting of Stockholders on May 19, 2021 (the "Annual Meeting"). The votes cast with respect to each item of business properly presented at the Annual Meeting are as follows:

(a) Proposal 1 - Election of Directors

Stockholders elected eight directors to serve until the 2022 Annual Meeting of Stockholders (or until their successors shall have been duly elected and qualified), as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Tonya Allen	94,220,013	183,812	20,660	4,364,454
Meghan G. Baivier	91,658,874	2,746,049	19,562	4,364,454
Stephanie W. Bergeron	90,271,576	3,811,631	341,278	4,364,454
Brian M. Hermelin	91,770,921	2,256,589	396,975	4,364,454
Ronald A. Klein	92,841,996	1,563,086	19,403	4,364,454
Clunet R. Lewis	84,064,865	9,957,743	401,877	4,364,454
Gary A. Shiffman	86,852,476	6,680,903	891,106	4,364,454
Arthur A. Weiss	92,047,568	2,352,071	24,846	4,364,454

(b) Proposal 2 - Non-binding Advisory Vote on Executive Compensation:

Stockholders approved the non-binding advisory vote on executive compensation, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
87,093,679	7,229,465	101,341	4,364,454

(c) Proposal 3 - Ratification of Selection of Independent Registered Public Accounting Firm

Stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, as follows:

Votes For	Votes Against	Abstentions
97,832,049	912,784	44,106

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: May 24, 2021	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer